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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2001 relating to the consolidated financial statements as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 and financial statement schedule for each of the two years in the period ended December 31, 2000 of S1 Corporation, which appears in S1 Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 8, 2001 relating to the financial statements, which appears in the Annual Report of S1 Corporation 401(k) Savings Plan on Form 11-K for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Atlanta, Georgia
December 14, 2001